Exhibit 5

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street, NE Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone 404.885.3900 facsimile troutmansanders.com

August 12, 2009

CompuCredit Holdings Corporation
Five Concourse Parkway, Suite 400
Atlanta, Georgia  30328

Re:           Post-Effective Amendment No. 1 to the Registration Statement on Form S-8
(File No. 333-117959)

Ladies and Gentlemen:

We have acted as counsel to CompuCredit Holdings Corporation, a Georgia corporation (the “Company”), in connection with the filing by the Company, as successor issuer to CompuCredit Corporation, a Georgia corporation, of Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the “SEC”) on or about August 12, 2009 pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Act”), with respect to the 750,000 shares of common stock, no par value, that remain subject to issuance (the “Shares”) pursuant to the CompuCredit Holdings Corporation 2003 Stock Option Plan (the “Plan”).

As counsel for the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of the Company’s representatives.

Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

ATLANTA      CHICAGO      HONG KONG      LONDON      NEW YORK      NEWARK      NORFOLK      ORANGE COUNTY
RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC

Troutman Sanders LLP
Attorneys at Law
CompuCredit Holdings Corporation
August 12, 2009

We are members of the Bar of the State of Georgia.  In expressing the opinion set forth above, no opinion is expressed with respect to the laws of any jurisdiction other than the laws of the State of Georgia. We express no opinion as to the effect of the laws of any other jurisdiction or as to the securities laws of any state (including, without limitation, Georgia), municipal law or the laws of any local agencies within any state, including, without limitation, Georgia.

This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated.  This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.  This opinion is being furnished to the Company solely for its benefit in connection with the transactions contemplated by the Plan and, except as expressly set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior express written consent and may not be relied upon by any other person without our express written consent.

We hereby consent to the filing of this opinion or copies thereof as an exhibit to Post-Effective Amendment No. 1 to the Registration Statement on Form S-8.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

                            Very truly yours,

                                                 /s/ Troutman Sanders

ATLANTA      CHICAGO      HONG KONG      LONDON      NEW YORK      NEWARK      NORFOLK      ORANGE COUNTY
RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC